UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
Artison Investments, Ltd.
(Exact Name of registrant in its charter)

Nevada	5211	99-0360706
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

16526 106th CT
Orland Park, Illinois 60647
(408) 385-9449
(Address and telephone number of principal executive offices)

R.V. Brumbaugh, Esq. 417 West Foothill Boulevard, Suite B175
Glendora, California 91741
Telephone (626) 335-7750
Fax (626) 335-7750
(Name, address and telephone number of agent for service)

Copies to:
Ted D. Campbell II 20475 Hwy. 46 West, Suite 180-PMB 177 Spring Branch, Texas 78070
Telephone (210) 913-5497

Approximate date of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box [X ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.  [   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [   ]

Indicate by a check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accredited filer or a smaller reporting company.

Large accelerated filer [  ]                                                                           Accelerated filer [  ]

Non-accelerated filer [  ]                                                                Smaller reporting company [X]

CALCULATION OF REGISTRATION FEE
Tile of each class of securities to be registered	Dollar amount to be registered	Proposed maximum offering price per share (1)	Proposed maximum aggregate offering price	Amount of registration fee (2)
Common Stock	$75,000.00	$0.05(3)	$75,000.00	$2.95

(1)
This is an initial offering of securities by the registrant and no current trading market exists for our common stock. The Offering price of the common stock offered hereunder has been arbitrarily determined by the Company and bears no relationship to any objective criterion of value.  The price does not bear any relationship to the assets, book value, historical earnings or net worth of the Company.  In determining the Offering Price, the Company considered such factors as the prospects, if any, of similar companies, the previous experience of management, the Company's anticipated results of operations, the present financial resources of the Company, and the likelihood of acceptance of this Offering.

(2)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457.
(3)	The Company will be selling its common stock in this Offering at a fixed price of $0.05 per share.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Said Section 8(a), may determine.

The information in this document is not complete and may be changed. The Company may not sell the securities offered by this document until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and the Company is not soliciting an offer to buy these securities, in any state or other jurisdiction where the offer or sale is not permitted.

Prospectus

Artison Investments, Ltd.

1,500,000 Shares of Common Stock

$0.05 per share

Artison Investments, Ltd. (“AIL” or the "Company") is offering on a best-efforts basis a minimum of 500,000 and a maximum of 1,500,000 shares of its common stock at a price of $0.05 per share.  The shares are intended to be sold directly through the efforts of Debopam Mukherjee, our sole officer.  The intended methods of communication include, without limitation, telephone and personal contacts. For more information, see the section titled "Plan of Distribution" herein.

The proceeds from the sale of the shares in this offering will be payable to R.V. Brumbaugh, Esq. - Trust Account fbo Artison Investments, Ltd.  All subscription funds will be held in a non-interest or minimum interest bearing Trust Account pending the achievement of the Minimum Offering and no funds shall be released to Artison Investments, Ltd. until such a time as the minimum proceeds are raised.  If the minimum offering is not achieved within 180 days of the date of this prospectus, all subscription funds will be returned to investors promptly without interest or deduction of fees.  The Company shall have the right, in its sole discretion, to extend the initial offering period an additional 180 days. See the section entitled "Plan of Distribution” herein.  Neither the Company nor any subscriber shall be entitled to interest no matter how long subscriber funds might be held.

The offering may terminate on the earlier of: (i) the date when the sale of all 1,500,000 shares is completed, (ii) anytime after the minimum offering of 500,000 shares of common stock is achieved, or (ii) 180 days from the effective date of this document.

Prior to this offering, there has been no public market for Artison Investments, Ltd.'s common stock.  We are a development stage company which currently has limited operations and has not generated any revenue. Therefore, any investment involves a high degree of risk.

THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE ONLY IF YOU CAN AFFORD A COMPLETE LOSS OF YOUR INVESTMENT. SEE THE SECTION ENTITLED “RISK FACTORS” HEREIN ON PAGE 7.

	Number of Shares	Offering Price	Underwriting Discounts & Commissions	Proceeds to the Company

Per Share	1	$0.05	$0.00	$0.05
Minimum	500,000	$25,000	$0.00	$25,000
Maximum	1,500,000	$75,000	$0.00	$75,000

This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted. The price of $0.05 per share is a fixed for the duration of this offering.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES, OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Subject to completion, dated September 9, 2010

PART I: INFORMATION REQUIRED IN PROSPECTUS

ITEM 3 - SUMMARY INFORMATION AND RISK FACTORS

SUMMARY INFORMATION AND RISK FACTORS

THE COMPANY

Business Overview

Artison Investments, Ltd. ("AIL" or the "Company"), was originally incorporated in the State of Nevada on April 23, 2010. The Company is a development stage company with the principal business objective to develop and market to the U.S. market a wide range of commercial and domestic products using Bamboo Composite Laminates (and Jute) in various forms and synthetic resins of international grade. Under a marketing arrangement with an affiliated Company, Artison Investments, Ltd. (Artison Europe), Artison initially plans to launch product lines in two categories mainly the industrial packaging and the other in home furnishing use.

We are a small, start-up company that lacks a stable customer base. Since our inception on April 23, 2010 to the present, we have generated no revenues and have incurred a cumulative net loss as reflected in the financial statements. Additionally, we have no or nominal assets and, as such, we are defined as a “Shell Company” under Rule 405 of the Securities Act of 1933, as amended (the “Securities Act”). The Company has never been party to any bankruptcy, receivership or similar proceeding, nor has it undergone any material reclassification, merger, consolidation, purchase or sale of a significant amount of assets not in the ordinary course of business.  The Company believes that, if it obtains the minimum proceeds from this offering, it will be able to implement the business plan and conduct business pursuant to the business plan for the next 12 months.

We have filed this registration statement in an effort to become a fully reporting company with the Securities and Exchange Commission in order to enhance our ability to raise additional working capital. There is currently no public market for our common stock. We plan to contact market makers in order to arrange for an application to be made with respect to our common stock, to be approved for quotation on the Over-the-Counter Bulletin Board (OTCBB®) upon the effectiveness of this prospectus and closure of the offering. There are no guarantees that we will be successful in finding a market maker willing to file an application on our behalf or that upon filing we will be successful in becoming listed on the OCTBB®.

Artison Investments, Ltd. currently has one individual acting as the sole officer and director of the company.  This individual allocates time and personal resources to the Company on a part-time basis.

As of the date of this prospectus, we have 8,500,000 shares of $0.001 par value common stock issued and outstanding.

Artison Investments, Ltd.’s operations and corporate offices are located at 16526 106th CT, Orland Park, Illinois 60647, with a telephone number of (408) 385-9449.

Artison Investments, Ltd.’s fiscal year end is April 30.

THE OFFERING

Artison Investments, Ltd. is offering, on a best efforts, self-underwritten basis, a minimum of 500,000 and a maximum of 1,500,000 shares of its common stock at a price of $0.05 per share.  The price of $0.05 per share is a fixed for the duration of this offering. The proceeds from the sale of the shares in this offering will be payable to "R.V. Brumbaugh, Esq. - Trust Account fbo Artison Investments, Ltd." and will be deposited in a non-interest or minimum interest bearing bank account until the minimum offering proceeds are raised.  No interest shall be paid to any investor or to the Company. All subscription agreements and checks are irrevocable and should be delivered to R.V. Brumbaugh, Esq. fbo Artison Investments, Ltd., at the address provided on the Subscription Agreement.  Failure to do so will result in checks being returned to the investor who submitted the check.  Artison Investments, Ltd.’s trust agent, R.V. Brumbaugh, Esq., acts as legal counsel for Artison Investments, Ltd. and therefore, may not be considered an independent third party.

All subscription funds will be held in trust pending the achievement of the Minimum Offering and no funds shall be released to Artison Investments, Ltd. until such a time as the minimum proceeds are raised (see the section titled "Plan of Distribution" herein).  Any additional proceeds received after the minimum offering is achieved will be immediately released to the Company by the Escrow Agent, R.V. Brumbaugh, Esq.  The offering may terminate on the earlier of: (i) the date when the sale of all 1,500,000 shares is completed, (ii) anytime after the minimum offering of 500,000 shares of common stock is achieved, or (ii) 180 days from the effective date of this document.

If the Minimum Offering is not achieved within 180 days of the date of this prospectus, all subscription funds will be returned to investors promptly without interest or deduction of fees.  The Company will deliver stock certificates attributable to shares of common stock purchased directly to the purchasers within ninety (90) days of the close of the offering, or as soon thereafter as practicable.

The offering price of the common stock has been determined arbitrarily and bears no relationship to any objective criterion of value. The price does not bear any relationship to our assets, book value, historical earnings or net worth.

Artison Investments, Ltd. will apply the gross proceeds from the offering to pay for offering expenses which shall include legal and professional fees, accounting fees, escrow fees, and state/federal filing fees. Additionally, the Company will apply the net proceeds, after the payment of offering expenses, to pay for marketing expenses, administrative expenses, web site preparation, legal and professional fees, travel expenses, and general working capital.

Artison Investments, Ltd. has not presently secured a transfer agent. The Company anticipates contracting with Empire Stock Transfer, Inc. which has a corporate address at 1859 Whitney Mesa Drive, Henderson, Nevada 89104. The Company anticipates contracting with Empire Stock Transfer, Inc. prior to the filing of a 15c2-11 in order to facilitate the processing of stock certificates.

The purchase of the common stock in this offering involves a high degree of risk.  The common stock offered in this prospectus is for investment purposes only and currently no market for our common stock exists.  Please refer to the sections entitled "Risk Factors" and "Dilution" below in this prospectus before making an investment in this stock.

SUMMARY FINANCIAL INFORMATION

The following table sets forth summary financial data derived from our financial statements.  The data should be read in conjunction with the financial statements, related notes and other financial information included in this prospectus.

Artison Investments, Ltd.
(A Development Stage Company)

Statements of Operations Data

Inception April 23, 2010 through April 30, 2010

REVENUES	$-

Cost of Sales	-

Gross Profit	-

EXPENSES

General and Administrative	2,200

Total Expenses	2,200

LOSS FROM OPERATIONS	(2,200)

INCOME TAX EXPENSE	-

NET LOSS	$(2,200)

BASIC LOSS PER COMMON SHARE	$(0.00)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING	8,500,000

Artison Investments, Ltd.
(A Development Stage Company)

Balance Sheets Data

April 30, 2010

ASSETS

Current Assets

Cash	$-

Total Current Assets	-

TOTAL ASSETS	$-

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

CURRENT LIABILITIES

Accounts Payable	$200

Total Current Liabilities	200

STOCKHOLDERS’ EQUITY (DEFICIT)

Preferred stock, 5,000,000 shares authorized, at $0.001 par value, no shares issued and outstanding

Common stock, 10,000,000 shares authorized at $0.001 par value, 8,500,000 shares issued and outstanding	8,500

Additional Paid In Capital	(8,500)

Accumulated Deficit	(6,500)

Total Stockholders’ Equity (Deficit)	(2,200)

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$-

(Balance of the Page Intentionally Left Blank)

RISK FACTORS

INVESTMENT IN THE SECURITIES OFFERED HEREIN IS SPECULATIVE, IS SUBJECT TO A NUMBER OF RISKS AND IS SUITABLE ONLY FOR INVESTORS OF SUBSTANTIAL FINANCIAL MEANS. PROSPECTIVE INVESTORS SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS IN ADDITION TO THE OTHER INFORMATION CONTAINED IN THIS PROSPECTUS, BEFORE MAKING AN INVESTMENT DECISION CONCERNING THE COMMON STOCK. ONLY THOSE INVESTORS WHO ARE PREPARED TO POTENTIALLY RISK A TOTAL FINANCIAL LOSS OF THEIR INVESTMENT IN THIS COMPANY SHOULD CONSIDER INVESTING.

THE FACTORS SET FORTH BELOW, ALONG WITH THE OTHER INFORMATION CONTAINED HEREIN, SHOULD BE CONSIDERED CAREFULLY IN EVALUATING OUR PROSPECTS.  FURTHER, THIS DOCUMENT CONTAINS CERTAIN FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES, SUCH AS STATEMENTS OF OUR PLANS, GOALS, OBJECTIVES, EXPECTATIONS AND INTENTIONS.  THE CAUTIONARY STATEMENTS MADE IN THIS SECTION APPLY TO ALL FORWARD-LOOKING STATEMENT WHEREVER THEY APPEAR IN THIS DOCUMENT.  READERS ARE CAUTIONED THAT, WHILE THE FORWARD-LOOKING STATEMENTS REFLECT OUR GOOD FAITH BELIEFS, THEY ARE NOT GUARANTEES OF FUTURE PERFORMANCE, AND INVOLVE KNOWN AND UNKNOWN RISKS AND UNCERTAINTIES.  IN ADDITION, ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE DISCUSSED HEREIN AND OUR BUSINESS, OUR FINANCIAL CONDITION OR THE RESULTS OF OPERATIONS COULD BE MATERIALLY AND ADVERSELY AFFECTED.  IN SUCH CASE, SOME OF THE FACTORS THAT COULD CAUSE OR CONTRIBUTE TO SUCH DIFFERENCES INCLUDE THOSE DISCUSSED BELOW, AS WELL AS THOSE DISCUSSED ELSEWHERE IN THIS DOCUMENT.  IN THE EVENT THAT ACTUAL RESULTS DO NOT MEET EXPECTATIONS, THERE COULD BE A CONSEQUENT NEGATIVE EFFECT ON THE POSITION OF INVESTORS.

Artison Investments, Ltd.’s operations depend solely on the efforts of Debopam Mukherjee, our sole officer and a director. Mr. Mukherjee has limited experience related to public company management.  Because of this, we may be unable to offer and sell the shares in this offering, develop our business or manage our public reporting requirements. The Company cannot guarantee that it will be able overcome any such obstacles.

Mr. Mukherjee may be involved in other employment opportunities and may periodically face a conflict in selecting between Artison Investments, Ltd. and other personal and professional interests.  The Company has not formulated a policy for the resolution of such conflicts should they occur.  If the Company loses Mr. Mukherjee to other pursuits, the Company may not be able to recover or to hire additional personnel which could affect the Company’s current operations.

BECAUSE WE HAVE ONLY RECENTLY COMMENCED BUSINESS OEPRATIONS, WE FACE A HIGH RISK OF BUSINESS FAILURE.

We have only recently commenced business operations and have not earned revenues to date.  We possess no operating history and nor any prior experience in managing a public company.  There is no assuredness as to successful operations by us.  It is not possible at this time to predict success with any degree of assurance due to problems associated with the commencement of new business.  An investor should consider the risks, expenses and uncertainties that an early stage company like ours faces.  Potential investors should be aware that there is a substantial risk of failure associated with any new business venture as a result of problems encountered in connection with the commencement of new operations.  These include, but are not limited to, unanticipated problems relating to the entry of new competition, unanticipated moves by existing competition and unknown or unexpected additional costs and expenses that may exceed current estimates.  Also, to date, we have completed only partial development of our intended operations and we can provide no assurance that our company will have a successful commercial application.  There is no operating history upon which to base any projections as to the likelihood that we will prove successful in our current business plan, and thus there can be no assurance that we will be a viable, ongoing concern.

PURCHASERS IN THIS OFFERING WILL HAVE NO OR LIMITED CONTROL OVER DECISION MAKING BECAUSE THE COMPANY’S SOLE OFFICER AND DIRECTOR CONTROLS A MAJORITY OF THE ISSUED AND OUTSTANDING COMMON STOCK.

Debopam Mukherjee, our sole officer and director, beneficially owns 100.00% of the outstanding common stock at the present time. As a result of such ownership, investors in this offering will have limited control over matters requiring approval by our security holders, including the election of directors.  Assuming the minimum amount of shares of this offering is sold, he would retain 93.75% ownership in our common stock.  In the event the maximum offering is attained, he will own 85.00% of our outstanding common stock.  This concentrated control may also make it difficult for our stockholders to receive a premium for their shares of our common stock in the event the Company enters into transactions which require stockholder approval.  In addition, certain provisions of Nevada law could have the effect of making it more difficult or more expensive for a third party to acquire, or of discouraging a third party from attempting to acquire, control of the Company.  This concentration of ownership limits the power to exercise control by the minority shareholders.

INVESTORS MAY LOSE THEIR ENTIRE INVESTMENT IF THE COMPANY FAILS TO IMPLEMENT ITS BUSINESS PLAN.

As a development stage company, we expect to face substantial risks, uncertainties, expenses and difficulties.  Since inception, we have no demonstrable operational history of any substance upon which you can evaluate our business and prospects.  Our prospects must be considered in light of the risks, uncertainties, expenses and difficulties frequently encountered by companies in their early stages of development.  These risks include, without limitation, competition, the absence of ongoing revenue streams, inexperienced management, lack of sufficient capital, and lack of brand recognition.  We cannot guarantee that it will be successful in accomplishing its objectives.

As of the date of this prospectus, we have had only limited start-up operations and have not generated limited revenues. Taking these facts into account, independent auditors have expressed substantial doubt about our ability to continue as a going concern. See the independent auditors' report to the financial statements which is included in this Registration Statement, of which this prospectus is a part.  In addition, our lack of operating capital could negatively impact the value of our common shares and could result in the loss of your entire investment.

THE COSTS, EXPENSES AND COMPLEXITY OF SEC REPORTING AND COMPLIANCE MAY INHIBIT OUR OPERATIONS.

After the effectiveness of this Registration Statement, we will be subject to the reporting requirements of the Securities Exchange Act of 1934, as amended.  The costs of complying with these complex requirements may be substantial and require extensive consumption of our time and retention of expensive specialists in this area.  In the event we are unable to establish a base of operations that generates sufficient cash flows or cannot obtain additional equity or debt financing, the costs of maintaining our status as a reporting entity may inhibit our ability to continue our operations.

THE COMPANY MAY NOT BE ABLE TO GENERATE REVENUES.

We expect to earn revenues solely in our chosen business area.  In the opinion of our sole officers and directors, we reasonably believe that the Company will begin to generate significant revenues within approximately three to six months from the date the minimum offering is achieved.  However, failure to generate sufficient and consistent revenues to fully execute and adequately maintain our business plan may result in failure of our business.

COMPETITORS WITH MORE RESOURCES MAY FORCE US OUT OF BUSINESS.

The market for customers is intensely competitive and such competition is expected to continue to increase.  Generally, our actual and potential competitors are individuals or small companies with longer operating histories, greater financial and marketing resources, greater name recognition and an entrenched client base.  Therefore, many of these competitors may be able to devote greater resources to attracting customers and be able to grant preferred pricing.  Competition by existing and future competitors could result in our inability to secure an adequate consumer base sufficient enough to support our endeavors.  We cannot be assured that it will be able to compete successfully against present or future competitors or that the competitive pressure it may face will not force us to cease operations.

WE MAY NOT BE ABLE TO ATTAIN PROFITABILITY WITHOUT ADDITIONAL FUNDING, WHICH MAY BE UNAVAILABLE.

We have limited capital resources.  To date, we have funded our operations with nominal initial capital and have not generated funds from operations to be profitable or to maintain consistent operations.  Unless we begin to generate sufficient revenues to finance operations as a going concern on a consistent basis, we may experience liquidity and solvency problems.  Such liquidity and solvency problems may force us to cease operations if additional financing is not available.  In the event our cash resources are insufficient to continue operations, we intend to consider raising additional capital through offerings and sales of equity or debt securities.  In the event we are unable to raise sufficient funds, we will be forced to terminate business operations.  The possibility of such an outcome presents a risk of a complete loss of your investment in our common stock.

YOU MAY NOT BE ABLE TO SELL YOUR SHARES BECAUSE THERE IS NO PUBLIC MARKET FOR OUR STOCK.

There is no public market for our common stock.  The majority of our issued and outstanding common stock is currently held by Debopam Mukherjee, our sole officer and directors.  Therefore, the current and potential market for our common stock is limited.  In the absence of being listed, no market is available for investors in our common stock to sell their shares.  We cannot guarantee that a meaningful trading market will develop or that we will be successful in attaining listing on the OTCBB® or any other market.

If our stock ever becomes tradable, the trading price of our common stock could be subject to wide fluctuations in response to various events or factors, many of which are or will be beyond our control.  In addition, the stock market may experience extreme price and volume fluctuations without a direct relationship to the operating performance.

INVESTORS MAY HAVE DIFFICULTY LIQUIDATING THEIR INVESTMENT BECAUSE OUR STOCK WILL BE SUBJECT TO PENNY STOCK REGULATION.

The SEC has adopted rules that regulate broker/dealer practices in connection with transactions in penny stocks.  Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange system).  The rules, in part, require broker/dealers to provide penny stock investors with increased risk disclosure documents and make a special written determination that a penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction.  These heightened disclosure requirements may have the effect of reducing the number of broker/dealers willing to make a market in our shares, thereby reducing the level of trading activity in any secondary market that may develop for our shares.  Consequently, customers in our securities may find it difficult to sell their securities, if at all.

INVESTORS IN THIS OFFERING WILL BEAR A SUBSTANTIAL RISK OF LOSS DUE TO IMMEDIATE AND SUBSTANTIAL DILUTION.

Debopam Mukherjee, our sole officer and director, acquired a total of 8,500,000 restricted shares of our common stock at a price valued at the par value of $0.001.  Upon the sale of the common stock offered hereby, the investors in this offering will experience an immediate and substantial "dilution."  Therefore, the investors in this offering will bear a substantial portion of the risk of loss.  Additional sales of our common stock in the future could result in further dilution.  Please refer to the section titled "Dilution" herein.

"Dilution" represents the difference between the offering price of the shares of common stock and the net book value per share of common stock immediately after completion of the offering.  "Net book value" is the amount that results from subtracting total liabilities from total assets.  In this offering, the level of dilution is increased as a result of the relatively low book value of our issued and outstanding stock.   Assuming all shares offered herein are sold, giving effect to the receipt of the maximum estimated proceeds of this offering from shareholders net of the offering expenses, our net book value will be $66,300.00 or $0.00663 per share. Therefore, the purchasers of the common stock in this offering will incur an immediate and substantial dilution of approximately $0.004337 per share while our present stockholders will receive an increase of $0.00665 per share in the net tangible book value of the shares they hold. This will result in an 86.74% dilution for purchasers of stock in this offering.

ALL OF OUR PRESENTLY ISSUED AND OUTSTANDING COMMON SHARES ARE RESTRICTED UNDER RULE 144 OF THE SECURITIES ACT, AS AMENDED.  WHEN THE RESTRICTION ON ANY OR ALL OF THESE SHARES IS LIFTED, AND THE SHARES ARE SOLD IN THE OPEN MARKET, THE PRICE OF OUR COMMON STOCK COULD BE ADVERSELY AFFECTED.

All of the presently outstanding shares of common stock (8,500,000) are "restricted securities" as defined under Rule 144 promulgated under the Securities Act and may only be sold pursuant to an effective registration statement or an exemption from registration, if available.  The SEC has adopted final rules amending Rule 144 which became effective on February 15, 2008. Pursuant to the new Rule 144, one year must elapse from the time a “shell company”, as defined in Rule 405, ceases to be a “shell company” and files Form 10 information with the SEC, before a restricted shareholder can resell their holdings in reliance on Rule 144. Form 10 information is equivalent to information that a company would be required to file if it were registering a class of securities on Form 10 under the Securities and Exchange Act of 1934 (the “Exchange Act”). Under the amended Rule 144, restricted or unrestricted securities, that were initially issued by a reporting or non-reporting shell company or an Issuer that has at anytime previously a reporting or non-reporting shell company as defined in Rule 405, can only be resold in reliance on Rule 144 if the following conditions are met: (1) the issuer of the securities that was formerly a reporting or non-reporting shell company has ceased to be a shell company; (2) the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act; (3) the issuer of the securities has filed all reports and material required to be filed under Section 13 or 15(d) of the Exchange Act, as applicable, during the preceding twelve months (or shorter period that the Issuer was required to file such reports and materials), other than Form 8-K reports; and (4) at least one year has elapsed from the time the issuer filed the current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

At the present time, the Company is classified as a “shell company” under Rule 405 of the Securities Act. As such, all restricted securities presently held by the founders of the Company may not be resold in reliance on Rule 144 until: (1) the Company files Form 10 information with the SEC when it ceases to be a “shell company”; (2) the Company has filed all reports as required by Section 13 and 15(d) of the Securities Act for twelve consecutive months; and (3) one year has elapsed from the time the Company files the current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

THE COMPANY IS SELLING THE SHARES OFFERED IN THIS PROSPECTUS WITHOUT AN UNDERWRITER AND MAY NOT BE ABLE TO SELL ANY OF THE SHARES OFFERED HEREIN.

The common shares are being offered on our behalf by Debopam Mukherjee, our sole officer and director, on a best-efforts basis.  No broker-dealer has been retained as an underwriter and no broker-dealer is under any obligation to purchase any common shares.  There are no firm commitments to purchase any of the shares in this offering.  Consequently, there is no guarantee that the Company, through its officers and directors, is capable of selling all, or any, of the common shares offered hereby.

THE COMPANY MAY LOSE ITS TOP MANAGEMENT WITHOUT EMPLOYMENT AGREEMENTS.

Our operations depend substantially on the skills, knowledge and experience of Debopam Mukherjee, our sole officer and director. The Company has no other full or part-time individuals devoted to the development of our company.  Furthermore, the Company does not maintain key man life insurance.  Without an employment contract, we may lose Mr. Mukherjee, the sole officer and directors of the Company, to other pursuits without a sufficient warning and, consequently, we may be forced to terminate our operations.

Debopam Mukherjee, our sole officer and director, may be involved in other opportunities and may face a conflict in selecting between the Company and other interests and opportunities.  We have not formulated a policy for the solution of such conflicts and potential losses.  If we lose Mr. Mukherjee to other pursuits without a sufficient warning, we may be forced to terminate our operations.

OUR INTERNAL CONTROLS MAY BE INADEQUATE, WHICH COULD CAUSE OUR FINANCIAL REPORTING TO BE UNRELIABLE AND LEAD TO MISINFORMATION BEING DISSEMINATED TO THE PUBLIC.

Our management is responsible for establishing and maintaining adequate internal control over financial reporting.  As defined in Exchange Act Rule 13a-15(f), internal control over financial reporting is a process designed by, or under the supervision of, the principal executive and principal financial officer and effected by the board of directors, management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and includes those policies and procedures that: (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the Company are being made only in accordance with authorizations of management and/or directors of the Company; and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company's assets that could have a material effect on the financial statements.  Our internal controls may be inadequate or ineffective, which could cause our financial reporting to be unreliable and lead to misinformation being disseminated to the public.  Investors relying upon this misinformation may make an uninformed investment decision.

IF WE ARE UNABLE TO CONTINUE AS A GOING CONCERN, INVESTORS MAY FACE A COMPLETE LOSS OF THEIR INVESTMENT.

As of the date of this Prospectus, we have had started operations and generated no revenues.  Taking these facts into account, our independent registered public accounting firm has expressed substantial doubt about our ability to continue as a going concern in the independent registered public accounting firm's report to the financial statements included in the registration statement, of which this prospectus is a part.  If our business fails, the investors in this offering may face a complete loss of their investment.

OUR SOLE OFFICER AND DIRECTOR WORKS ON A PART-TIME BASIS.  AS A RESULT, WE MAY BE UNABLE TO DEVELOP OUR BUSINESS AND MANAGE OUR PUBLIC REPORTING REQUIREMENTS.

Our operations depend on the efforts of Debopam Mukherjee, our sole officer and director. Mr. Mukherjee has no experience related to public company management. Because of this, we may be unable to offer and sell the shares in this offering and develop and manage our business.  The Company cannot guarantee you that it will overcome any such obstacles.

Mr. Mukherjee is involved in other opportunities and may face a conflict in selecting between the Company and other business interests or opportunities.  We have not formulated a policy for the resolution of such conflicts.  If we lose Mr. Mukherjee to other pursuits without a sufficient warning, the Company may, consequently, be forced to terminate operations and go out of business.

WE MAY BE UNABLE TO GENERATE SUSTAINABLE REVENUE WITHOUT SUBSTANTIAL SALES, MARKETING OR DISTRIBUTION CAPABILITIES.

The Company has not substantially commenced its planned business strategy and does not have any significant sales and marketing capabilities in place yet.  We cannot guarantee that we will be able to develop a sales and marketing plan or to develop effective operational capabilities.  In the event we are unable to successfully implement these objectives, we may be unable to generate sales and consequently may be forced to cease operations.

The Company may also be unable to obtain sufficient quantities of quality clientele on acceptable commercial terms because it does not have any long term agreements or commitments in place.  Our business would be seriously harmed if we were unable to develop and maintain marketing relationships on acceptable terms.

OUR REVENUE AND GROSS MARGIN COULD SUFFER IF WE FAIL TO MANAGE OUR BUSINESS PLAN AND/OR ACCOUNTS.

Our business depends on our ability to acquire a steady base of customers and to be able to anticipate the needs of that customer base on a timely basis.  Given that we are in the development stage, we may be unable to accurately anticipate the development of a customer base or be able to accommodate and service their needs.  If we fail to anticipate customer demand properly or have a delay in the establishment of a substantial, reliable customer base, our business may be seriously, adversely affected to the extent that we may terminate operations.

FAILURE BY THE COMPANY TO ANTICIPATE AND RESPOND TO CHANGES IN CONSUMER PREFERENCES MAY ADVERSELY AFFECT REVENUES.

Any change in the preferences of our potential customers or developments in the industry that the Company fails to anticipate and adapt to could reduce customer base and the demand for our services.  Failure to anticipate and respond to changes in consumer preferences and demands could lead to, among other things, customer dissatisfaction, failure to attract demand for our proposed services and lower profit margins.

Special Note Regarding Forward-Looking Statements

This prospectus contains forward-looking statements about our business, financial condition and prospects that reflect our management's assumptions and beliefs based on information currently available.  We can give no assurance that the expectations indicated by such forward-looking statements will be realized.  If any of our assumptions should prove incorrect, or if any of the risks and uncertainties underlying such expectations should materialize, the actual results may differ materially from those indicated by the forward-looking statements.

The key factors that are not within our control and that may have a direct bearing on operating results include, but are not limited to, acceptance of the proposed services that we expect to market, our ability to establish a substantial customer base, managements' ability to raise capital in the future, the retention of key employees and changes in the regulation of the industry in which we function.

There may be other risks and circumstances that management may be unable to predict.  When used in this document, words such as, "believes," "expects," "intends," "plans," "anticipates," "estimates" and similar expressions are intended to identify and qualify forward-looking statements, although there may be certain forward-looking statements not accompanied by such expressions.

FOR ALL OF THE AFORESAID REASONS AND OTHERS SET-FORTH AND NOT SET-FORTH HEREIN, THE SHARES OFFERED HEREIN INVOLVE A HIGH DEGREE OF RISK.  ANY PERSON CONSIDERING THE PURCHASE OF THESE SHARES SHOULD BE AWARE OF THESE RISKS AND OTHER FACTORS SET-FORTH IN THIS MEMORANDUM AND SHOULD CONSULT WITH HIS/HER LEGAL, TAX AND FINANCIAL ADVISORS PRIOR TO MAKING AN INVESTMENT IN THE COMPANY.  THE SHARES SHOULD ONLY BE PURCHASED BY PERSONS WHO CAN AFFORD TO LOSE ALL OF THEIR INVESTMENT.

ITEM 4 - USE OF PROCEEDS

Without realizing the minimum offering proceeds, we will not be able to fully implement our business plan.  Please refer to the section, herein, titled "Management's Discussion and Plan of Operation" for further information.  In the case that the Offering does not reach the maximum and the total proceeds are less than those indicated in the table, we will have the discretion to apply the available net proceeds to various indicated uses within the dollar limits established in the table above.

The Company intends to use the proceeds from this offering as follows:

	Minimum		50% of Maximum		Maximum
Application Of Proceeds	$	% of total	$	% of total	$	% of total

Total Offering Proceeds	25,000	100.00	50,000	100.00	75,000	100.00

Offering Expenses

Legal and Professional Fees	5,000	25.00	5,000	10.00	5,000	6.67
Accounting Fees	3,500	14.00	3,500	7.00	3,500	4.67
Escrow Fees	1,000	4.00	1,000	2.00	1,000	1.33
Filing Fees – State and Federal	500	2.00	500	1.00	500	0.67

Total Offering Expenses	10,000	40.00	10,000	20.00	10,000	13.33

Net Proceeds from Offering	15,000	60.00	40,000	80.00	65,000	86.67

Use of Net Proceeds

Marketing Expenses	2,500	10.00	10,000	20.00	12,500	16.67
Administrative Expenses	1,250	5.00	5,000	10.00	10,000	13.33
Web Site Preparation	2,500	10.00	5,000	10.00	10,000	13.33
Legal and Professional Fees	2,500	10.00	5,000	10.00	7,500	10.00
Travel Expense	2,500	10.00	7,500	15.00	13,750	18.34
Working Capital (1)	3,750	15.00	7,500	15.00	11,250	15.00

Total Use of Net Proceeds	15,000	60.00	40,000	80.00	65,000	86.67
Total Use of Proceeds	25,000	100.00	50,000	100.00	75,000	100.00

Notes:

(1)  The category of General Working Capital may include, but not be limited to, printing costs, postage, communication services, overnight delivery charges, additional professional fees and other general operating expenses.

ITEM 5 - DETERMINATION OF OFFERING PRICE

DETERMINATION OF OFFERING PRICE

The offering price of the common stock has been arbitrarily determined and bears no relationship to any objective criterion of value. The price does not bear any relationship to our assets, book value, historical earnings or net worth.  In determining the offering price, management considered such factors as the prospects, if any, for similar companies, anticipated results of operations, present financial resources and the likelihood of acceptance of this offering.  No valuation or appraisal has been prepared for our business.  We cannot assure you that a public market for our securities will develop or continue or that the securities will ever trade at a price higher than the offering price.

ITEM 6 – DILUTION

DILUTION

"Dilution" represents the difference between the offering price of the shares of common stock and the net book value per share of common stock immediately after completion of the offering.  "Net book value" is the amount that results from subtracting total liabilities from total assets.  In this offering, the level of dilution is increased as a result of the relatively low book value of our issued and outstanding stock.   Assuming all shares offered herein are sold, giving effect to the receipt of the maximum estimated proceeds of this offering from shareholders net of the offering expenses, our net book value will be $66,300.00 or $0.00663 per share. Therefore, the purchasers of the common stock in this offering will incur an immediate and substantial dilution of approximately $0.004337 per share while our present stockholders will receive an increase of $0.00665 per share in the net tangible book value of the shares they hold. This will result in an 86.74% dilution for purchasers of stock in this offering.

The following table illustrates the dilution to the purchasers of the common stock in this offering:

	Minimum	Maximum
	Offering	Offering

Offering Price Per Share	$0.05	$0.05

Book Value Per Share Before the Offering	$(0.000253)	$(0.000253)

Book Value Per Share After the Offering	$0.00181	$0.000663

Net Increase to Original Shareholders	$0.00183	$0.04337

Decrease in Investment to New Shareholders	$0.04819	$0.00665

Dilution to New Shareholders (%)	96.38%	86.74%

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ITEM 7 – SELLING SHAREHOLDERS

SELLING SHAREHOLDERS

There are no selling shareholders in this offering

ITEM 8 - PLAN OF DISTRIBUTION

PLAN OF DISTRIBUTION

There is no public market for our common stock.  Our common stock is currently held by one (1) shareholders of record.  Therefore, the current and potential market for our common stock is limited and the liquidity of our shares may be severely limited.  To date, we have made no effort to obtain listing or quotation of our securities on a national stock exchange or association.  We have not identified or approached any broker/dealers with regard to assisting us to apply for such listing.  We are unable to estimate when we expect to undertake this endeavor or that we will be successful.  In the absence of listing, no market is available for investors in our common stock to sell their shares.  We cannot guarantee that a meaningful trading market will develop or that we will be able to get our common stock listed for trading.

If the stock ever becomes tradable, the trading price of our common stock could be subject to wide fluctuations in response to various events or factors, many of which are beyond our control.  As a result, investors may be unable to sell their shares at or greater than the price at which they are being offered.

This offering will be conducted on a best-efforts basis utilizing the efforts of Debopam Mukherjee, our sole officer and director.  Potential investors include, but are not limited to, family, friends and acquaintances of Debopam Mukherjee and his associates.  The intended methods of communication include, without limitation, telephone and personal contact.  In their endeavors to sell this offering, they will not use any mass advertising methods such as the internet or print media.

Funds received by the sales agent in connection with sales of our securities will be transmitted immediately into a trust account until the minimum sales threshold is reached.  There can be no assurance that all, or any, of the shares will be sold.

Debopam Mukherjee will not receive commissions for any sales originated on our behalf.  We believe that Debopam Mukherjee is exempt from registration as a broker under the provisions of Rule 3a4-1 promulgated under the Securities Exchange Act of 1934.  In particular, as to Debopam Mukherjee, they:

1.	Are not subject to a statutory disqualification, as that term is defined in Section 3(a)39 of the Act, at the time of his or her participation; and

2.	Are not to be compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

3.	Are not an associated person of a broker or dealer; and

4.  Meets the conditions of the following:

a.	Primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities; and

b.	Was not a broker or dealer, or associated persons of a broker or dealer, within the preceding 12 months; and

c.
Did not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on paragraphs within this section, except that for securities issued pursuant to rule 415 under the Securities Act of 1933, the 12 months shall begin with the last sale of any security included within rule 415 Registration.

No officers or directors of the Company may purchase any securities in this offering.

There can be no assurance that all, or any, of the shares will be sold.  As of this date, we have not entered into any agreements or arrangements for the sale of the shares with any broker/dealer or sales agent.  However, if we were to enter into such arrangements, we will file a post effective amendment to disclose those arrangements because any broker/dealer participating in the offering would be acting as an underwriter and would have to be so named herein.

In order to comply with the applicable securities laws of certain states, the securities may not be offered or sold unless they have been registered or qualified for sale in such states or an exemption from such registration or qualification requirement is available and with which we have complied.  The purchasers in this offering and in any subsequent trading market must be residents of such states where the shares have been registered or qualified for sale or an exemption from such registration or qualification requirement is available. As of this date, we have not identified the specific states where the offering will be sold.

The proceeds from the sale of the shares in this offering will be payable to R.V. Brumbaugh, Esq. Trust Account fbo Artison Investments, Ltd. ("Trust Account") and will be deposited in a non-interest or minimum interest bearing bank account until the minimum offering proceeds are raised.  Failure to reach the minimum offering will result in checks being returned to the investor, who submitted the check.  No interest will be paid to any shareholder or the Company. All subscription agreements and checks are irrevocable.   All subscription funds will be held in the Trust Account pending achievement of the Minimum Offering and no funds shall be released to Artison Investments, Ltd. until such a time as the minimum proceeds are raised.  The trust agent will continue to receive funds and perform additional disbursements until either the Maximum Offering is achieved or a period of 180 days from the effective date of this offering.  Thereafter, this escrow agreement shall terminate. If the Minimum Offering is not achieved within 180 days of the date of this, all subscription funds will be returned to investors promptly without interest or deduction of fees. The fee of the Trust Agent is $1,000.00.  [See Exhibit 99(a)].

Investors can purchase common stock in this offering by completing a Subscription Agreement [attached hereto as Exhibit 99(b)] and sending it together with payment in full.  All payments must be made in United States currency either by personal check, bank draft, or cashiers check.  There is no minimum subscription requirement.   All subscription agreements and checks are irrevocable.  The Company expressly reserves the right to either accept or reject any subscription.  Any subscription rejected will be returned to the subscriber within ten (10) business days of the rejection date.  Furthermore, once a subscription agreement is accepted, it will be executed without reconfirmation to or from the subscriber.  Once we accept a subscription, the subscriber cannot withdraw it.

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ITEM 9 - DESCRIPTION OF SECURITIES TO BE REGISTERED

COMMON STOCK

Artison Investments, Ltd. is authorized to issue 70,000,000 shares of common stock, $0.001 par value.  The Company has issued 8,500,000 shares of common stock to date held by one (1) shareholders of record.

The holders of Artison Investments, Ltd.’s common stock:

1.	Have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors;
2.	Are entitled to share ratably in all of assets available for distribution to holders of common stock upon liquidation, dissolution, or otherwise winding up of corporate affairs;
3.	Do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and
4.	Are entitled to one vote per share on all matters on which stockholders may vote.

All shares of common stock now outstanding are fully paid for and non assessable and all shares of common stock which are the subject of this offering, when issued, will be validly issued, fully paid for, non assessable and free of preemptive rights according to the legal opinion which has been attached as exhibit to this filing.

The SEC has adopted rules that regulate broker/dealer practices in connection with transactions in penny stocks.  Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange system).  The penny stock rules require a broker/dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the SEC that provides information about penny stocks and the nature and level of risks in the penny stock market.  The broker/dealer also must provide the customer with bid and offer quotations for the penny stock, the compensation of the broker/dealer, and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account.  In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from such rules, the broker/dealer must make a special written determination that a penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction.  These heightened disclosure requirements may have the effect of reducing the number of broker/dealers willing to make a market in our shares, reducing the level of trading activity in any secondary market that may develop for our shares, and accordingly, customers in our securities may find it difficult to sell their securities, if at all.

PREFERRED STOCK

Artison Investments, Ltd. is authorized to issue 5,000,000 shares of preferred stock, $0.001 par value.  To date, the Company has not issued any preferred stock.

The Company has no current plans to either issue any preferred stock or adopt any series, preferences or other classification of preferred stock. The Board of Directors is authorized to (i) provide for the issuance of shares of the authorized preferred stock in series and (ii) by filing a certificate pursuant to the laws of Nevada, to establish from time to time the number of shares to be included in each such series and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof, all without any further vote or action by the stockholders.  Any shares of issued preferred stock would have priority over the common stock with respect to dividend or liquidation rights.  Any future issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of the company without further action by the stockholders and may adversely affect the voting and other rights of the holders of common stock.

The issuance of shares of preferred stock, or the issuance of rights to purchase such shares, could be used to discourage an unsolicited acquisition proposal.  For instance, the issuance of a series of preferred stock might impede a business combination by including class voting rights that would enable the holder to block such a transaction, or facilitate a business combination by including voting rights that would provide a required percentage vote of the stockholders.  In addition, under certain circumstances, the issuance of preferred stock could adversely affect the voting power of the holders of the common stock.  Although the Board of Directors is required to make any determination to issue such stock based on its judgment as to the best interests of stockholders, the Board of Directors could act in a manner that would discourage an acquisition attempt or other transaction that potentially some, or a majority, of the stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then market price of such stock.  The Board of Directors does not at present intend to seek stockholder approval prior to any issuance of currently authorized stock, unless otherwise required by law or stock exchange rules.

PREEMPTIVE RIGHTS

No holder of any shares of Artison Investments, Ltd. stock has preemptive or preferential rights to acquire or subscribe for any unissued shares of any class of stock or any unauthorized securities convertible into or carrying any right, option or warrant to subscribe for or acquire shares of any class of stock not disclosed herein.

NON-CUMULATIVE VOTING

Holders of Artison Investments, Ltd. common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any directors.

CASH DIVIDENDS

As of the date of this prospectus, Artison Investments, Ltd. has not paid any cash dividends to stockholders.  The declaration of any future cash dividend will be at the discretion of the Board of Directors and will depend upon earnings, if any, capital requirements and our financial position, general economic conditions, and other pertinent conditions.  The Company does not intend to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in business operations.

REPORTS

After this offering, Artison Investments, Ltd. will make available to its shareholders annual financial reports certified by independent accountants, and may, at its discretion, furnish unaudited quarterly financial reports.

ITEM 10 - INTEREST OF NAMED EXPERTS AND COUNSEL

INTEREST OF NAMED EXPERTS AND COUNSEL

R.V. Brumbaugh, Esq. is special legal counsel to the Company. Mr. Brumbaugh has a business address of 417 West Foothill Boulevard, Suite B175, Glendora, California 91741.  Mr. Brumbaugh has provided an opinion on the validity of the common stock to be issued pursuant to this Registration Statement.  As payment for such services, Mr. Brumbaugh was paid $3.500.  Mr. Brumbaugh has also been retained as special counsel to our Company for purposes of facilitating our efforts in securing registration before the Commission and eventual listing on the OTCBB®.

The financial statements included in this prospectus and the registration statement have been audited by M&K CPAS, PLLC, an Independent Registered Public Accounting Firm to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting. M&K CPAS, PLLC is located at 13831 Northwest Freeway, Suite 575, Houston, Texas 77040.

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ITEM 11 - INFORMATION WITH RESPECT TO THE REGISTRANT

DESCRIPTION OF BUSINESS

Business Summary

Artison Investments, Ltd. ("AIL" or the "Company"), was originally incorporated in the State of Nevada on April 23, 2010. The Company is a development stage company with the principal business objective to develop and market to the U.S. market a wide range of commercial and domestic products using Bamboo Composite Laminates (and Jute) in various forms and synthetic resins of international grade. Under a marketing arrangement with an affiliated Company, Artison Investments, Ltd. (Artison Europe), Artison initially plans to launch product lines in two categories mainly the industrial packaging and the other in home furnishing use.

We are a small, start-up company that lacks a stable customer base. Since our inception on February 17, 2010 to the present, we have generated no revenues and have incurred a cumulative net loss as reflected in the financial statements. Additionally, we have no or nominal assets and, as such, we are defined as a “Shell Company” under Rule 405 of the Securities Act of 1933, as amended (the “Securities Act”). The Company has never been party to any bankruptcy, receivership or similar proceeding, nor has it undergone any material reclassification, merger, consolidation, purchase or sale of a significant amount of assets not in the ordinary course of business.  The Company believes that, if it obtains the minimum proceeds from this offering, it will be able to implement the business plan and conduct business pursuant to the business plan for the next 12 months.

Principal Products or Services and their Markets;

Background

1.	Wood versus Bamboo

Wood, even now, despite the fact that many materials of construction like cement concrete and steel have been developed, is a preferred material for structural uses & interior designing. Weight for weight, timber is as strong as iron and five to six times stronger than cement concrete. It is superior to the other two materials in thermal insulation, sound absorption, electrical resistance etc., and also has high salvage value. The special advantage of timber as a structural material is that it can go in as beams, rafters, purloins, trusses and door and window frames with relatively much less processing costs & environment degradation in terms of energy consumption than steel and concrete. However, the main limitation is that almost 60 percent of wood goes as a waste during conversion of logs into graded structural timber.

Over the last century demand of wood has been on the increase while the supply has been on the decline throughout the world. Many reconstituted wood products like plywood, particle board, fiberboard, insulation board, medium density fiberboard etc., have been developed which offer wide scope for utilization of fast growing wood & wood wastes, agricultural residues etc. These have been remarkably successful for non-structural uses. The uniformity of size and quality, ease of working and ultimate cost benefits made these products successful to a large extent in replacing solid wood. However, ironically all these products are again grossly dependant on wood and thus have a bleak future.

Unfortunately, man has never given due regards to the positive aspects of forests, the only renewable natural resource. For decades together indiscriminate and massive deforestation, particularly in the developing countries has resulted in severe environmental degradation and thereby assisting global warming.

For the past two decades or so there has been worldwide campaign against indiscriminate felling of natural forests and use of wood and wood based products. With the improved awareness of environment and ecology, there is now a growing respect for forestry. Administration all over the world has been forced to take several restrictive measures to protect its natural greenery. New legislations have been introduced, world-wide, against felling of trees in natural forests.

The resultant effects of these developments have adversely affected the wood based industry in India as the same resulted in a gross imbalance in demand for wooden composites and supply of raw materials for the wood based industry. Man-made Production forestry is a very recent concept in the country and will take few more decades before it could fulfill the genuine demand of the wood based industry. Today, the very survival of Wood Composite manufacturing Industry in India is at stake.

A visible change in life styles and consumerism is also taking place. Number of items traditionally made from timber, are now being made from suitable alternative materials. The need of the hour is to detect and bring into commercial use a suitable alternative to wood having sustainable supply source. The Bamboo and Jute products developed by Artison will provide environmental friendly green products on Global Spectrum.

2.	Value of Bamboo

Bamboo, a fast growing woody raw material for tropics, available in large quantities in our country has emerged as one of the better choices in this search and best substitute for the high value natural Hardwoods.

Bamboo, the nature's substitute for wood is much easier to produce and at the same time is equally versatile. It achieves great height and thickness in a short time and is grown almost everywhere in the world. Unlike trees, bamboo when harvested does not require replanting. It is reported that in bamboo strength increases after six months and attains maximum in 3 to 4 years. It is as strong if not stronger than Teak and Sal and its outer layers are stronger than the inner. Bamboo is a grass and from the environmental standpoint, this is important.

Bamboo, a fast growing woody raw material for tropics, available in large quantities in our country has emerged as one of the better choices in this search and best substitute for the high value natural Hardwoods.

Our products will eliminate the negative characteristics of bamboo and blending the same with its positive parameters in order to produce a composite material which is not only environmentally friendly but an improved alternative to most popular natural hardwood.

Technological developments have made it possible to develop and market a restructured and reconstituted composite product using bamboo as non-conventional woody materials which can ultimately replace solid wood as a structural material like Door and Window frames and at the same time can substitute other reconstituted wood products like plywood and particle boards in different non-structural uses and fancy items like flooring, furniture making etc.

Bamboo Composite Laminates (BCL) is an engineered product, which enhance the inherent qualities of Bamboo by a few folds and also eradicates its demerits/ defects. Appearances and impact on environment apart, extensive tests have established bamboo composites as one of the strongest building materials.

3.	Types of Bamboo

Bamboos are a unique group of giant arborescent grasses in which the woody culms arise from underground rhizomes. They are shrubs and have tree-like habit. Their culms are erect and sometimes climbing. Bamboos are characterized by woody, mostly hollow culms with internodes and branches at the culms nodes. They are part of grass sub-family Bambusoidae, a tribe of the Gramineae and multiply mainly through vegetative propagation with gregarious flowering habit.

Pachymorph (Sympodial) Bamboo: These are without real rhizome, the terminal bud sprouts directly to form shoot and grows in culms. These have two sub-types: (i) with very short culm neck; and (ii) with more or less elongated culm neck. Pachymorph bamboos with long culm neck belong to alpine bamboos class.

Leptomorph (Monopodial) Bamboo: These are real subterranean rhizome. The terminal bud penetrates horizontally under the ground normally. The bud dies after the growing season (later fall). Bamboo shoots come from the lateral buds and the culm above the ground are scattered. It is called running bamboo.

Amphipodial (mixed type) Bamboo: The other variety is the mixed type .In these bamboos the subterranean axis consists of both sympodial and monopodial parts.

The Bamboo used by the Company in the development of our products are mostly Sympodial Bamboo species which grows in abundance in almost all over India.

4.	Important Characteristics of Bamboo

In the past, the abundance of bamboo in many tropical countries, especially in Asia and its ability to grow readily and spontaneously has been the cause of neglect in developing this natural resource. Industry has now realized the socio-economic and environmental importance of bamboo especially. The same has been listed out as under:

•	Bamboo is the fastest growing plant on this planet.
•	A critical element in the balance of oxygen and carbon dioxide in the atmosphere.
•	A viable replacement for wood.
•	An enduring natural resource.
•	Versatile plant with a short growth cycle.
•	A critical element of any developing economy.
•	Essential structural material in earthquake architecture.
•	A renewable resource for agro-forestry production.
•	An ancient medicine.
•	An integral part of the arts.
•	Tool for erosion and flood control.

The unique characteristics of bamboo are as follows:

•	It tolerates soil conditions ranging from organically poor to mineral rich and moisture levels of drought to submergence thus making it valuable for reclaiming degraded lands and for drought proofing;
•
Its foliage shelters topsoil from the onslaught of tropical downpours, while its leaf litters (up to 10 cm in a year) cushions the soil from the impact of rain besides absorption and retention of moisture;

•
It preserves many exposed areas, providing micro-climate for forest regeneration and watershed protection (the plant's vast underground rhizome network may cover up to 100 sq. m. around one bamboo clump);

•
It provides healthier environment by sequestration of carbon and lowers light intensity and offers protection against ultraviolet rays. It provides the fastest growing canopy possible for degraded lands, developing micro-climate for other life and yielding more oxygen than equivalent stands of trees;

•	A bamboo forest can even be part of natural environmental cleansing system that converts pollution into plant nutrients while producing valuable crops;
•	It is known to be hardy, light and flexible & plant that sought for its nutritional and environmental value. It has more than 1500 documented applications;
•	Bamboo shoots are a good potential source of human food, being relatively high in protein, amino acids and fibers;
•	Bamboo is light weight, is elastic and resistant to rupture and is ideal for using in house construction especially in areas prone to the natural calamities such as earthquakes and cyclones;
•	With tensile strength contending that of steel and a weight-to-strength ratio greater than graphite, bamboo poles are lashed together for scaffolding since ancient times;
•	The industrial potential of bamboo is a viable substitute for timber and for other uses is gaining importance;
•	Bamboo furniture, building materials, handicrafts, new generation products (flooring, roofing, particle board etc.) have great potential for the future;
•	Bamboo can be used as fuel in gasifier for generating heat energy and power;
•	Bamboo can be converted into good quality charcoal and activated carbon;
•	Bamboo fibers can be economically converted into yarns for the clothing and garment industry;
•	The medicinal properties of bamboo are well known since ancient time and well documented in Ayurveda;
•	Expanding green markets offer new opportunities for the promotion of bamboo as an alternative to wood. There is a vast range of bamboo items yet to be developed and marketed; and
•	Gregarious flowering of bamboo results in mass mortality of clumps, fire hazard and famine conditions.

Product Development

Artison has a marketing arrangement with its affiliate, Artison Investments, Ltd. which is based in London, United Kingdom (Artison Europe). Through its relationship with Artison Europe, we plan on developing Bamboo and Jute products (BCL’s) as a replacement for other more prevalent woods used currently in the U.S. Artison  initially  has plans  to  launch  product  line  in  two categories  mainly  the  industrial packaging  and  the  other  in  the  home  furnishing  use.

Industrial Packaging

Artison  will  offer  pallets  which  are  with  Euro  or  American  standards  and  are  bio degradable,  eco-friendly  made  out  of  JUTE  and  BAMBOO.  The  industrial  packaging includes  pallets  of  various  sizes  and  other  packing  panel material.  These pallets are designed to support goods in a stable fashion while being lifted by a forklift, pallet jack, front loader or other jacking device.

Currently, Artison plans to offer to domestic customers bamboo pallets which are either 48 by 40 (inches) or 42 by 40 (inches) which are the two most common sizes for pallets in the U.S. We will also offer to our non-domestic customers sizes including the 1000 by 1200 (millimeters) standard size which is used maximum in numbers worldwide, especially in Europe and Asia.

Domestic Products

The Company will develop Bamboo and Jute based products  ranging  from  flooring  tiles, doors,  windows,  door  &  window  frames,  staircase  railing,  furniture  pieces,  pre  fabricated furniture,  false  ceiling  tiles,  wall  paneling  etc.,  can replace  any  application  where  wood is being  used.  The products, based upon the specifications and design provide bu our customers, will be manufactured by Artison Europe. The  domestic  market  will  be  addressed  by  potential business partners which may include real  estate developers,  interior  designers,  remodelers and  furniture  makers.

Distribution Methods of the Products or Services

We plan on initially marketing our products directly to customers on a project by project basis. Artison  plans on eventually participating in road shows of our products and participating in industry conventions where we will demonstrate the benefits of Bamboo and Jute products and develop relationships with business partners to adopt  to  the  eco  friendly  products  to  be incorporated  for  their  projects.  In the future, as our use Bamboo and Jute based applications to various products grows, we plan on to  have  franchise  showrooms  in  major  cities demonstrating  and  selling  these products  to  the  consumers directly.

Industrial Segment Marketing

Artison  plans  to  market  the  industrial  products  via  pallets  and  packing  panels  through  partnering  with  other  similar marketing  companies.  Budget  is  kept  for  acquiring  similar  companies  in  various  parts  of  the  target  market.  By  acquiring  companies  can  help  penetrate  into  the  customer  base  and  also  have  direct  access  to  the  customers  and  markets.  First  year  will  have  strategy  to  work  with  these  companies  and  eventually  acquire  them  keeping  the  main  entrepreneur  or  the  owner  in  the  company.  Strategy  is  to  have  the  existing  person  run  the  company  under  Artison’s  control.  Americas  will  have  four  such  channel  partners  covering  East,  Central,  West  and  Canada.  Europe  will  have  two,  one  for  UK,  and  the  other  for  Germany.  Pallets  will  be  shipped  in  knock  down  condition  with  all  instructions  and  tools  given  for  assembling  them  at  site.  The replacement  market  will  be  addressed  by  the  channel  partners.  Various  sizes  of  pallets  are  planned  to  be  launched  in  the  second  year.

Domestic Segment Marketing

The  eco  friendly  domestic  products  will  be  marketed  mainly  by  channel  partners  such  as  interior  designers,  chain  hotel,  motels,  remodelers,  builders,  real  estate  developers.  Artison  plans  to  partner  with  large  retail  outlets  like  Home  Depot  &  similar  catering  to  home  furnishing.  Most  of  the  products  will  be  sold  in  a  pre  fabricated  form  which  is  easy  to  install  by  the  consumer  directly.  Addressing  the  channel  partners  will  be  done  by  various  time  tested  methods  like  calling  them  from  a  off  shore  location  (India)  and  setting  up  time  for  meeting  with  them  on  a  face  to  face,  giving  them  trail  products  to  get  them  used  to  the  look  and  feel  of  the  products,  participating  in  seminars,  exhibitions  to  generate  awareness  and  acceptability  of  the  products.  Retail  chains  carrying  out  products  for  home  furnishing  will  be  one  of  the  major  channel  partners  for  getting  the  product  to  te  consumer  reach.  To  create  more  product  visibility  Celebrities  involved  in  Global  Warming  initiatives  will  be  contacted  for  their  direct  and  indirect  support  for  usage  of  Artison’s  eco  friendly  products  for  home  usage  replacing  wood.

Web or Internet Marketing

Artison  plan  to  have  an  exhaustive  web  presence  for  selling  products  worldwide.  Various worldwide  initiatives related  to  Global  Warming  issue  will  be  linked  with  the  website. Consumers  can  click  through  those  Government or other agency  web  sites  to  Artison’s  site  for buying  of  the  products  directly.  We plan on using major  search  engines and  popular  sites  will have Artison’s  banner  advertisement  placed  in  strategic  places  for  getting  the  consumer attention.  This  will  be  a slow  process  but  will  give  a  large  market  presence  over  a period  of  time  at  a  very  cost  effective  way.

Print  and  Media  Advertisement

There  will  be  strategic  advertisement  in  business  journals  with  special  articles  covering  Global  warming  Issues, Ecological  balance.

Status of any Publicly announced New Product or Service

We currently do not have any new products or services. We will develop our industrial product base directly from orders placed by potential customers who will provide direct instructions and guidelines on the size and design of the items they order. Our domestic customers will be real estate developers, interior designers, remodelers, and furniture makers who will provide specifications on design of potential products to be developed.

Competitive business conditions and the smaller reporting company's competitive position in the industry and methods of competition;

We are a small start-up company with a relatively new product to be introduced into an already mature industry. The market for customers is intensely competitive and such competition is expected to continue to increase.  Generally, our actual and potential competitors are individuals or small companies with longer operating histories, greater financial and marketing resources, greater name recognition and an entrenched client base.  Therefore, many of these competitors may be able to devote greater resources to attracting customers and be able to grant preferred pricing.  Competition by existing and future competitors could result in our inability to secure an adequate consumer base sufficient enough to support our endeavors.  We cannot be assured that it will be able to compete successfully against present or future competitors or that the competitive pressure it may face will not force us to cease operations.

Sources and Availability of Raw Materials and the Names of Principal Suppliers

The Company has a marketing arrangement with an affiliated company call Artison Investments, Ltd. which is based in London, United Kingdom (Artison Europe). Our sole officer and Director, Debopam Mukherjee, is the owner and officer of Artison Europe. Artison Europe has the manufacturing and productions ability to provide the Company with all Bamboo and Jute products as ordered.

Dependence on one or a few major customers

We currently do not have any clients or customers. We do not plan to limit our products to a few major customers, but plan to market our products to individuals and small business customers.

Patents, trademarks, licenses, franchises, concessions, royalty agreements or labor contracts, including duration;

We do not have any patents, trademarks, licenses, franchises, concessions, royalty agreements or labor contracts at the present time and do not anticipate this becoming an issue for our operations in the future.

Need for any government approval of principal products or services. If government approval is necessary and the smaller reporting company has not yet received that approval, discuss the status of the approval within the government approval process;

Not applicable.

Effect of existing or probable governmental regulations on the business;

None anticipated.

Estimate of the amount spent during each of the last two fiscal years on research and development activities, and if applicable, the extent to which the cost of such activities is borne directly by customers

None anticipated as we are a product marketing company.

Costs and effects of compliance with environmental laws (federal, state and local)

None anticipated.

Number of Total Employees and Number of Full Time Employees

Artison is currently in the development stage.  During this development period, we plan to rely exclusively on the services of our sole officers and directors to establish business operations and perform or supervise the minimal services required at this time.  We believe that our operations are currently on a small scale and manageable by us. There are no full time employees to date.  The responsibilities are mainly administrative at this time, as our operations are minimal.

DESCRIPTION OF PROPERTY

We use a corporate office located at 16526 106th CT, Orland Park, Illinois 60647. Our management does not currently have policies regarding the acquisition or sale of real estate assets primarily for possible capital gain or primarily for income.  We do not presently hold any investments or interests in real estate, investments in real estate mortgages or securities of or interests in persons primarily engaged in real estate activities.

LEGAL PROCEEDINGS

Debopam Mukherjee, our sole officer and director, has not been convicted in any criminal proceeding.

Debopam Mukherjee, our sole officer and director, has not been permanently or temporarily enjoined, barred, suspended or otherwise limited from involvement in any type of business, securities or banking activities.

Debopam Mukherjee, our sole officer and director, has not been convicted of violating any federal or state securities or commodities law.

There are no known pending legal or administrative proceedings against the Company.

No officer, director, significant employee or consultant has had any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy filing or within two years prior to that time.

MARKET PRICE OF AND DIVIDENDS ON THE ISSUER’S COMMON STOCK

Market Price

As of the date of this prospectus, there is no public market in Artison Investments, Ltd. common stock.  This prospectus is a step toward creating a public market for our stock, which may enhance the liquidity of our shares.  However, there can be no assurance that a meaningful trading market will develop.  Artison Investments, Ltd. and its management make no representation about the present or future value of our common stock.

As of the date of this prospectus,

1. There are no outstanding options or warrants to purchase, or other instruments convertible into, common equity of Artison Investments, Ltd.;

2. There are currently 8,500,000 shares of our common stock held by one (1) shareholder, our sole officer and director,  that is not eligible to be sold pursuant to Rule 144 under the Securities Act;

3. Other than the stock registered under this Registration Statement, there is no stock that has been proposed to be publicly offered resulting in dilution to current shareholders.

All of the presently outstanding shares of common stock (8,500,000) are "restricted securities" as defined under Rule 144 promulgated under the Securities Act and may only be sold pursuant to an effective registration statement or an exemption from registration, if available.  The SEC has adopted final rules amending Rule 144 which shall become effective on February 15, 2008. Pursuant to the new Rule 144, one year must elapse from the time a “shell company”, as defined in Rule 405, ceases to be a “shell company” and files Form 10 information with the SEC, before a restricted shareholder can resell their holdings in reliance on Rule 144. Form 10 information is equivalent to information that a company would be required to file if it were registering a class of securities on Form 10 under the Securities and Exchange Act of 1934 (the “Exchange Act”). Under the amended Rule 144, restricted or unrestricted securities, that were initially issued by a reporting or non-reporting shell company or an Issuer that has at anytime previously a reporting or non-reporting shell company as defined in Rule 405, can only be resold in reliance on Rule 144 if the following conditions are met: (1) the issuer of the securities that was formerly a reporting or non-reporting shell company has ceased to be a shell company; (2) the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act; (3) the issuer of the securities has filed all reports and material required to be filed under Section 13 or 15(d) of the Exchange Act, as applicable, during the preceding twelve months (or shorter period that the Issuer was required to file such reports and materials), other than Form 8-K reports; and (4) at least one year has elapsed from the time the issuer filed the current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

At the present time, the Company is classified as a “shell company” under Rule 405 of the Securities Act. As such, all restricted securities presently held by the founder of the Company may not be resold in reliance on Rule 144 until: (1) the Company files Form 10 information with the SEC when it ceases to be a “shell company”; (2) the Company has filed all reports as required by Section 13 and 15(d) of the Securities Act for twelve consecutive months; and (3) one year has elapsed from the time the Company files the current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

HOLDERS

As of the date of this prospectus, Artison Investments, Ltd. has 8,500,000 shares of $0.001 par value common stock issued and outstanding held by one (1) shareholder of record.

DIVIDENDS

To date, we have neither declared nor paid any cash dividends on either our preferred stock or common stock.  For the foreseeable future, we intend to retain any earnings to finance the development and expansion of our business, and do not anticipate paying any cash dividends on our preferred or common stock.  Any future determination to pay dividends will be at the discretion of the Board of Directors and will be dependent upon then existing conditions, including its financial condition, results of operations, capital requirements, contractual restrictions, business prospects, and other factors that the Board of Directors considers relevant.

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MANAGEMENTS’ DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

THE FOLLOWING PLAN OF OPERATION SHOULD BE READ IN CONJUNCTION WITH THE FINANCIAL STATEMENTS AND THE RELATED NOTES ELSEWHERE IN THIS PROSPECTUS.  THIS DISCUSSION CONTAINS FORWARD-LOOKING STATEMENTS BASED UPON CURRENT EXPECTATIONS THAT INVOLVE RISKS AND UNCERTAINTIES, SUCH AS OUR PLANS, OBJECTIVES, EXPECTATIONS AND INTENTIONS.  OUR ACTUAL RESULTS AND THE TIMING OF CERTAIN EVENTS COULD DIFFER MATERIALLY FROM THOSE ANTICIPATED IN THESE FORWARD-LOOKING STATEMENTS AS A RESULT OF CERTAIN FACTORS, INCLUDING THOSE SET FORTH UNDER "RISK FACTORS," "DESCRIPTION OF BUSINESS" AND ELSEWHERE IN THIS PROSPECTUS.

Review of operations for the period April 23, 2010 (date of inception) to April 30, 2010

Since inception, April 23, 2010, our operation has been restricted to development activities that include the formation of the Company, preparation of this prospectus, and the preparation of fiscal year ended audited financial statements. We are a small, start-up company that lacks a stable customer base. Since our inception, we have generated no revenues and have incurred a cumulative net loss as reflected in the financial statements. Additionally, we have no or nominal assets and, as such, we are defined as a “Shell Company” under Rule 405 of the Securities Act of 1933, as amended (the “Securities Act”). To date, we have not entered into any products, started a marketing plan, or attempted to sell products to potentially purchasers.

Going Concern

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business.  The Company has incurred material recurring losses from operations.  As of April 30, 2010, the Company has an accumulated deficit of $2,200 which basically is the expense associated with the preparation of our financial statements. Additionally, we have no cash currently and have unprofitable operations.  For the year ended April 30, 2010, the Company sustained a net loss of $2,200. These factors, among others, indicate that the Company may be unable to continue as a going concern for a reasonable period of time.  The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that may be necessary should the Company be unable to continue as a going concern.  The Company's continuation as a going concern is contingent upon its ability to obtain additional financing and to generate revenue and cash flow to meet its obligations on a timely basis.  Management's plans in this regard are to raise equity financing by offering 1,500,000 shares of common stock at $0.05 per share for gross proceeds of $75,000.  If the offering is successful, this will mitigate these factors which raise substantial doubt about the Company's ability to continue as a going concern.

Provided below is selected financial data about our Company for the period from April 23, 2010 to April 30, 2010.  Audited financial statements and notes thereto are included in this Prospectus under “Financial Statements”

Balance Sheet Data:

Cash	$-
Total assets	$-
Total liabilities	$200
Stockholders’ equity	$(200)

Liquidity and Capital Resources

As of April 30, 2010, we had no cash deposited in the bank and accounts payable of $200. Since inception, April 23, 2010, we have not generated any revenue and incurred accumulated losses of $2,200.  We financed our operations by issuing 8,500,000 shares of our common stock to our sole director and officer and an investor for services valued at par value or $8,500 in the aggregate. The general and administration expenses incurred included $2,000 for the audit of our fiscal year ended financial statements and the formation of the Company.  We do not have any long-term debts or obligation.

The offering expenses associated with this offering are estimated to be $10,000.  Our budgeted offering expenses are legal and professional fees of $3,500, auditor’s fees of $3,500, escrow fees of $1,000, and filing fees of $500.  As of April 30, 2010, the Company had no in cash deposited at the bank. The sole director and officer has verbally agreed to provide any advances to the Company to pay any shortfall if we do not raise any funding from the offering and do not commence our “Plan of Operation” as discussed below and elsewhere in this Prospectus.  There is no written agreement between the officer and the Company.

Plan of Operation

If we are successful with the offering of 1,500,000 shares of common stock at $0.05 per share under this Prospectus, and net proceeds of $65,000 are received, we will have sufficient funds to fully implement our business plan as discussed in the “Use of Proceeds” section and elsewhere in this Prospectus.  Specifically, our plan of operation for the next 12 months requires us to:

(1) Marketing Material – We plan to prepare and develop a high quality brochure or catalog which will describe our products and provide potential customers color pictures of these products.

(2) Web Site Preparation - We plan to develop a fully functional e-commerce web site to provide our potential customers the ability to view and order our bamboo and jute products. We plan on hiring an SEO (“Search Engine Optimization”) professional to maximize our retail online sales.

(3) Travel to India – The Company sole officer plans on making several trips to India to secure new products and potentially secure a permanent manufacturing partner who will develop our products to our specifications.

If we are unsuccessful in obtaining 100% ($75,000) of the funding under this offering, we will be unable to commence our business operations at a level as planned and discussed elsewhere in this Prospectus.  We may have to severely limit our activities, which will directly impact our ability to develop proper marketing material and a professional web site to attract customers and sale our products. Additionally, without the maximum offering amount, we will not have a budget to travel which can severely curtail the amount and types of products we will be able to secure, and will hinder us from attracting a manufacturing partner in India. As a result, it may cause our business to fail and investors could lose their entire investment.

As of the date of this Prospectus, we do not have any plans to secure any additional funding apart from the current offering of 1,500,000 shares of our common stock at $0.05 per share

Our management does not expect to conduct any research and development.

Artison Investments, Ltd. currently does not own any significant plant or equipment that it would seek to purchase or sell in the near future.

Our management does not anticipate any significant changes in the number of employees in the next 12 months.  Currently, we believe the services provided by our sole officer and director is sufficient at this time.

We have not paid for expenses on behalf of any director.  Additionally, we believe that this practice will not materially change.

Recent Accounting Pronouncements

The Company does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company’s results of operations, financial position or cash flows. Recent accounting announcements are disclosed in Note 1 to the Financial Statements included in this Prospectus.

Critical Accounting Policies & Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make a variety of estimates and assumptions that affect (1) the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements and (2) the reported amounts of revenues and expenses during the reporting periods covered by the financial statements.

Our management routinely makes judgments and estimates about the effect of matters that are inherently uncertain. As the number of variables and assumptions affecting the future resolution of the uncertainties increase, these judgments become even more subjective and complex.  Although we believe that our estimates and assumptions are reasonable, actual results may differ significantly from these estimates.  Changes in estimates and assumptions based upon actual results may have a material impact on our results of operation and/or financial condition.  We have identified certain accounting policies that we believe are most important to the portrayal of our current financial condition and results of operations.  Our significant accounting policies are disclosed in Note 1 to the Financial Statements included in this Prospectus.

Cash and Cash Equivalents

Cash equivalents comprise certain highly liquid instruments with a maturity of three months or less when purchased. As at April 30, 2010, cash and cash equivalents consist of cash only.

Comprehensive Income

The Company has adopted ASC 220, "Reporting Comprehensive Income", which requires inclusion of foreign currency translation adjustments, reported separately in its statement of stockholders' equity, in other comprehensive income. The Company had no other comprehensive income for the year ended April 30, 2010.

Revenue Recognition

The Company recognizes revenue when products are fully delivered or services have been provided and collection is reasonably assured.

Foreign Currency Translation

The financial statements are presented in United States dollars. The company maintains United States dollars as the functional currency. Foreign monetary assets and liabilities are translated into United States dollars at the rates of exchange in effect at the balance sheet dates. Non-monetary items are translated at historical rates. Revenue and expense items are translated using the rate in effect on the date of the transactions.

Concentration of Credit Risk

The Company will maintain the majority of its cash in commercial accounts at a major financial institution.  Although the financial institution is considered creditworthy and has not experienced any losses on its deposits, at April 30, 2010, the Company's cash balance did not exceed Federal Deposit Insurance Corporation (FDIC) limits.

Property and Equipment

Property and equipment are stated at cost.  Depreciation is provided using the straight-line or accelerated methods over the estimated useful lives of the assets.  The useful lives of property, plant and equipment for purposes of computing depreciation are five to seven years for equipment.  The Company evaluates the recoverability of property and equipment when events and circumstances indicate that such assets might be impaired.  The Company determines impairment by comparing the undiscounted future cash flows estimated to be generated by these assets to their respective carrying amounts.  Maintenance and repairs are expensed as incurred.  Replacements and betterments are capitalized.  The cost and related reserves of assets sold or retired are removed from the accounts.

Derivative Instruments

The Financial Accounting Standards Board issued ASC 815, "Accounting for Derivative Instruments and Hedging Activities" (hereinafter "ASC 815"), The statement establishes accounting and reporting standards for derivative instruments embedded in other contracts, and for hedging activities. They require that an entity recognize all derivatives as either assets or liabilities in the balance sheet and measure those instruments at fair value. If certain conditions are met, a derivative may be specifically designated as a hedge, the objective of which is to match the timing of gain or loss recognition on the hedging derivative with the recognition of (i) the changes in the fair value of the hedged asset or liability that are attributable to the hedged risk or (ii) the earnings effect of the hedged forecasted transaction. For a derivative not designated as a hedging instrument, the gain or loss is recognized in income in the period of change. The Company has not entered into derivative contracts to hedge existing risks or for speculative purposes.

Deferred tax assets and liabilities

The Company recognizes the expected future tax benefit from deferred tax assets when the tax benefit is considered more likely than not of being realized.  Assessing the recoverability of deferred tax assets requires management to make significant estimates related to expectations of future taxable income.  Estimates of future taxable income are based on forecasted cash flows and the application of existing tax laws in each jurisdiction.  To the extent that future cash flows and taxable income differ significantly from estimates, the ability of the Company to realize deferred tax assets could be impacted.  Additionally, future changes in tax laws in the jurisdictions in which the Company operates could limit the Company’s ability to obtain the future tax benefits.

Earnings (Loss) Per Share

The Company adopted ASC 260, which provides for calculation of "basic" and "diluted" earnings (losses) per share. Basic earnings (losses) per share includes no dilution and is computed by dividing net income (loss) available to common shareholders by the weighted average common shares outstanding for the period. Diluted earnings per share reflect the potential dilution of securities that could share in the earnings of an entity similar to diluted earnings per share.

Fair Value of Financial Instruments

Fair value estimates of financial instruments are made at a specific point in time, based on relevant information about financial markets and specific financial instruments. As these estimates are subjective in nature, involving uncertainties and matters of significant judgment, they cannot always be determined with precision. Changes in assumptions can significantly affect estimated fair values.

The Company's financial instruments consist of cash, subscription receivable and accounts payable. The carrying amounts of these financial instruments approximate fair value due to the short-term nature of these items. Management is of the opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments.

Provision for Income Taxes

The Company provides for income taxes under ASC 740, Accounting for Income Taxes. ASC 740 requires the use of an asset and liability approach in accounting for income taxes. Deferred tax assets and liabilities are recorded based on the differences between the financial statement and tax bases of assets and liabilities and the tax rates in effect when these differences are expected to reverse.

ASC 740 requires the reduction of deferred tax assets by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized.

The provision for income taxes differs from the amounts which would be provided by applying the statutory federal income tax rate of 34% to net the loss before provision for income taxes for the following reasons:

April 30, 2010
Income tax expense at statutory rate	$ (748)

Valuation allowance	748
Income tax expense per books	$ -)

Net deferred tax assets consist of the following components as of:

April 30, 2010
NOL carryover	$ 748
Valuation allowance	(748)
Net deferred tax asset	$ -)

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carry forwards for federal income tax reporting purposes are subject to annual limitations. When a change in ownership occurs, net operating loss carry forwards may be limited as to use in future years. The Company has a $2,200 net operating loss carry forwards as of April 30, 2010.

Financial Disclosure

Our fiscal year end is April 30.  We intend to provide financial statements audited by an Independent Registered Accounting Firm to our shareholders in our annual reports.  The audited financial statements for the period from the date of incorporation, March 27, 2009, to April 30, 2009 and May 1, 2009 to April 30, 2010 are located in the section titled “Financial Statements”.

OFF-BALANCE SHEET ARRANGEMENTS

We do not have any off-balance sheet arrangements.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

Since inception until the present time, the principal independent accounting for the Company has neither resigned (nor declined to stand for reelection) nor have been dismissed. The independent accountant for the Company is M&K CPAS, PLLC, 13831 Northwest Freeway, Suite 575 Houston, Texas 77040.

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DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors are elected by the stockholders to a term of one year and serve until a successor is elected and qualified.  Officers are appointed by the Board of Directors to a term of one year and serve until a successor is duly elected and qualified, or until removed from office.  Our Board of Directors does not have any nominating, auditing or compensation committees.

The following table sets forth certain information regarding our executive officers and directors as of the date of this prospectus:

Name	Age	Position	Period of Service(1)
Debopam Mukherjee (2)	48	President, Secretary, Treasurer, and Director	Since Inception

Notes:

(1) Our directors will hold office until the next annual meeting of the stockholders, typically held on or near the anniversary date of inception, and until successors have been elected and qualified.  At the present time, our officers were appointed by our directors and will hold office until resignation or removal from office.

(2) Mr. Mukherjee has outside interests and obligations to other than Artison Investments, Ltd.  Mr. Mukherjee intends to spend approximately 10-15 hours per week on our business affairs. At the date of this prospectus, Artison Investments, Ltd. is not engaged in any transactions, either directly or indirectly, with any persons or organizations considered promoters.

BACKGROUND OF DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Debopam Mukherjee – President, Secretary, Treasurer, and Director – Mr. Mukherjee has been an entrepreneur for many years. In 1995, Mr. Mukherjee founded the Astral Group where under his leadership, the Astral Group created innovative technology solutions configuring on a server class high availability platform that extends enterprise telephony features and functions to IP packet telephony network devices using the H.323 protocol. Astral created an entire suite of products related to the communication needs of enterprises. AVMS’s core technology is a unique all-in-one solution based on VoIP and LAN Telephony software that has applications for both Enterprise customers and future IP Centrex and Communication Application Service Providers. Before starting Astral in 1995, Mr. Mukherjee co-founded Angine Ltd (a hardware contract manufacturing unit) in 1989, followed by Color monitor manufacturing in 1993. Mr. Mukherjee’s business philosophy had been to focus on e-services since they have the potential to radically energize legacy processes in both technical and business applications. In 1998, Mr. Mukherjee started Atesto Technologies. The Atesto Solutions Suite, designed to transform real world testing and performance management for web applications, is a key component in the implementation and realization of his vision. Atesto was an integrated Web platform for the real-world testing and performance management of Web applications. Atesto's suite of services enhanced the development, testing, deployment, and performance management of Web applications through their entire lifecycle. Mr. Mukherjee’s leadership and management skills were instrumental in building an international presence for Angine, Astral and Atesto almost overnight. The company's marquee customer base included Microsoft, Beyond.com, Marimba, PlanetWeb, HCL Technologies, i2 Technologies to name a few. In 1993, Atesto was acquired in a cash and stock deal by INFOVISTA, a NASDAQ company. Mr. Mukherjee received a Bachelor Degree in Economics from the University of Calcutta in 1984 and a MBA from the Indian Institute of Management in 1986.

Board Committees

Artison Investments, Ltd. has not yet implemented any board committees as of the date of this prospectus except for the audit committee which is made up of our sole officer and director, Debopam Mukherjee.

Directors

The maximum number of directors Artison Investments, Ltd. is authorized to have is seven (7).  However, in no event may the Company have less than one director.  Although we anticipate appointing additional directors, the Company has not identified any such person or any time frame within which this may occur.

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EXECUTIVE COMPENSATION

Summary Compensation Table

	Annual Compensation				Long-Term Compensation

Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)	Restricted Stock Awards ($)	Securities Underlying Options (#)	LTIP Payouts ($)	All Other Compensation ($)

Debopam Mukherjee	2010	-	-	-	-	-	-	-

Officer and Director		-	-	-	-	-	-	-

DIRECTORS' COMPENSATION

Directors are not entitled to receive compensation for services rendered to Artison Investments, Ltd., or for each meeting attended except for reimbursement of out-of-pocket expenses.  There are no formal or informal arrangements or agreements to compensate directors for services provided as a director.

EMPLOYMENT CONTRACTS AND OFFICERS' COMPENSATION

Since Artison Investments, Ltd.’s incorporation on April 23, 2010, we have not paid any compensation to any officer, director or employee. We do not have employment agreements. Mr. Mukherjee’s salary will accrue until such time as the cash flow from ongoing operations can cover this corporate expense. Any future compensation, including bonuses based upon corporate performance, to be paid will be determined by the Board of Directors, and, as appropriate, an employment agreement will be executed.  We do not currently have plans to pay any material employee compensation until such time as the Company maintains a positive cash flow.

STOCK OPTION PLAN AND OTHER LONG-TERM INCENTIVE PLAN

Artison Investments, Ltd. currently does not have existing or proposed option or SAR grants.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of the date of this offering with respect to the beneficial ownership of our common stock by all persons known to us to be beneficial owners of more than 5% of any such outstanding classes, and by each director and executive officer, and by all officers one directors as a group.  Unless otherwise specified, the named beneficial owner has, to our knowledge, either sole or majority voting and investment power.

Title Of Class	Name, Title and Address of Beneficial Owner of Shares	Amount of Beneficial Ownership(1)	Percent of Class

			Before Offering	After Offering(2)

Common	Debopam Mukherjee, President, Treasurer, Secretary, Director 131, N S C Bose Road Kolkata INDIA 7000040	8,500,000	100.00%	85.00%

	All Directors and Officers as a group (1 person)	8,500,000	100.00%	85.00%

Footnotes
 (1)  As used in this table, "beneficial ownership" means the sole or shared power to vote, or to direct the voting of, a security, or the sole or share investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of a security).
(2) Assumes the sale of the maximum amount of this offering (1,500,000 shares of common stock).  The aggregate amount of shares to be issued and outstanding after the offering is 10,000,000.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On or about April 26, 2010, Debopam Mukherjee, our sole officer and director, was issued 8,500,000 shares of common stock, par value $0.001 as founder’s shares,which issuance was exempt from the registration provisions of Section 5 of the Securities Act under Section 4(2) of such same said act.

The price of the common stock issued to date was arbitrarily determined and bore no relationship to any objective criterion of value.  At the time of issuance, the Company was recently formed or in the process of being formed and possessed no assets.

REPORTS TO SECURITY HOLDERS

1. After this offering, AIL will furnish shareholders with audited annual financial reports certified by independent accountants, and may, in its discretion, furnish unaudited quarterly financial reports.

2. After this offering, AIL will file periodic and current reports with the Securities and Exchange Commission as required to maintain the fully reporting status.

3. The public may read and copy any materials AIL files with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549.  The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  AIL SEC filings will also be available on the SEC's Internet site.  The address of that site is:  http://www.sec.gov

ITEM 12A – DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

The Securities and Exchange Commission’s Policy on Indemnification

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the company pursuant to any provisions contained in its Articles of Incorporation, Bylaws, or otherwise, Artison Investments, Ltd. has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by AIL of expenses incurred or paid by a director, officer or controlling person of AIL in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, AIL will, unless in the opinion of AIL legal counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

[Balance of this Page Intentionally Left Blank]

FINANACIAL STATEMENTS

a)	Audited Financial Statements for the Fiscal Year ended April 30, 2010

ARTISON INVESTMENTS, LTD.

FINANCIAL STATEMENTS

April 30, 2010

C O N T E N T S

Report of Independent Registered Public Accounting Firm                                                     F-3

Balance Sheet                                                                        F-4

Statement of Operations                                                                F-5

Statement of Stockholders’ Equity (Deficit)                                                         F-6

Statement of Cash Flows                                                                     F-7

Notes to the Financial Statements                                                              F-8

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Artison Investments, Ltd.

We have audited the accompanying balance sheet Artison Investments, Ltd. (a development stage company) as of April 30, 2010, and the related statements of operations, stockholders' deficit and cash flows for the period then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Artison Investments, Ltd. as of April 30, 2010, and the results of its operations and cash flows for the periods described above in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered losses from operations which raises substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters also are described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/M&K CPAS, PLLC

www.mkacpas.com
Houston, Texas
August 30, 2010

ARTISON INVESTMENTS, LTD.
 (A Development Stage Company)
Balance Sheet

ASSETS

April 30,
2010

CURRENT ASSETS

Cash	$-

TOTAL ASSETS	$-

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES

Accounts payable	200

Total Current Liabilities	200

TOTAL LIABILITIES	200

STOCKHOLDERS' EQUITY (DEFICIT)

Preferred stock, 5,000,000 shares authorized, at $0.001 par value, no shares issued or outstanding.	-
Common stock, 10,000,000 shares authorized at $0.001 par value; 8,500,000 shares issued and outstanding	8,500
Additional paid-in capital	(6,500)
Deficit accumulated during the development stage	(2,200)

Total Stockholders' Equity (Deficit)	(200)
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$-

The accompanying notes are an integral part of these financial statements.

ARTISON INVESTMENTS, LTD.
(A Development Stage Company)
Statement of Operations

From Inception
on April 23,
2010 Through
April 30,
2010

SALES	$-
COST OF SALES	-

Gross Profit	-

OPERATING EXPENSES

General and administrative	2,200

Total Operating Expenses	2,200

LOSS FROM OPERATIONS	(2,200)

PROVISION FOR INCOME TAXES	-

NET LOSS	$(2,200)

BASIC AND DILUTED LOSS PER SHARE	$(0.00)

WEIGHTED AVERAGE NUMBER
OF SHARES OUTSTANDING	8,500,000

The accompanying notes are an integral part of these financial statements.

ARTISON INVESTMENTS, LTD.
(A Development Stage Company)
Statement of Stockholders’ Equity (Deficit)

				Deficit
				Accumulated	Total
			Additional	During the	Stockholders'
	Common Stock		Paid-In	Development	Equity
	Shares	Amount	Capital	Stage	(Deficit)

Balance April 23, 2010	-	$-	$-	$-	$-

Common Stock issued to founder	8,500,000	8,500	(8,500)	-	-

Contributed capital	-	-	2,000		2,000

Net loss from inception to
April 30, 2010	-	-	-	(2,200)	(2,200)

Balance, April 30, 2010	8,500,000	$8,500	$(6,500)	$(2,200)	$(200)

The accompanying notes are an integral part of these financial statements.

ARTISON INVESTMENTS, LTD.
(A Development Stage Company)
Statement of Cash Flows

From Inception
on April 23,
2010 Through
April 30,
2010
OPERATING ACTIVITIES

Net loss	$(2,200)
Changes in operating assets and liabilities:
Change in accounts payable	200

Net Cash Used in
Operating Activities	(2,000)

FINANCING ACTIVITIES

Contributed capital	2,000

Net Cash Provided by
Financing Activities	2,000

NET INCREASE (DECREASE) IN CASH	-

CASH AT BEGINNING OF PERIOD	-

CASH AT END OF PERIOD	$-

SUPPLEMENTAL DISCLOSURES OF
CASH FLOW INFORMATION

CASH PAID FOR:

Interest	$-
Income taxes	$-

The accompanying notes are an integral part of these financial statements.

ARTISON INVESTMENTS, LTD.
(A Development Stage Company)
Notes to Financial Statements
April 30, 2010

NOTE 1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Business
Artison Investments, Ltd., (the Company) was incorporated in the State of Nevada on April 23, 2010. The Company is a development stage company that plans to market environment friendly Bamboo and Jute composites for use in flooring and various construction materials.  The Company will market these products across the US, Europe and Asia through direct retail and wholesale outlets.

Use of Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Development Stage Company
The Company is a development stage company as defined by FASB guidelines.

Basic (Loss) per Common Share
Basic (loss) per share is calculated by dividing the Company’s net loss applicable to common shareholders by the weighted average number of common shares during the period. Diluted earnings per share is calculated by dividing the Company’s net income available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity. There are no such common stock equivalents outstanding as of April 30, 2010.

From Inception on April 23, 2010 to April 30, 2010
Loss (numerator)	$ (2,200)
Shares (denominator)	8,500,000.
Per share amount	$ (0.00)

Dividends
The Company has not adopted any policy regarding payment of dividends. No dividends have been paid during any of the periods shown.

Comprehensive Income
The Company has no component of other comprehensive income. Accordingly, net income equals comprehensive income for the period ended April 30, 2010.

ARTISON INVESTMENTS, LTD.
(A Development Stage Company)
Notes to Financial Statements
April 30, 2010

NOTE 1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Advertising Costs
The Company’s policy regarding advertising is to expense advertising when incurred. The Company had not incurred any advertising expense as of April 30, 2010.

Cash and Cash Equivalents
For purposes of the Statement of Cash Flows, the Company considers all highly liquid instruments purchased with a maturity of three months or less to be cash equivalents to the extent the funds are not being held for investment purposes.

Income Taxes
The Company provides for income taxes under ASC 740, Accounting for Income Taxes. ASC 740 requires the use of an asset and liability approach in accounting for income taxes. Deferred tax assets and liabilities are recorded based on the differences between the financial statement and tax bases of assets and liabilities and the tax rates in effect when these differences are expected to reverse.

ASC 740 requires the reduction of deferred tax assets by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized.

The provision for income taxes differs from the amounts which would be provided by applying the statutory federal income tax rate of 34% to net the loss before provision for income taxes for the following reasons:

April 30, 2010
Income tax expense at statutory rate	$ (748)

Valuation allowance	748
Income tax expense per books	$ -)

Net deferred tax assets consist of the following components as of:

April 30, 2010
NOL carryover	$ 748
Valuation allowance	(748)
Net deferred tax asset	$ -)

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carry forwards for federal income tax reporting purposes are subject to annual limitations. When a change in ownership occurs, net operating loss carry forwards may be limited as to use in future years. The Company has a $2,200 net operating loss carry forwards as of April 30, 2010.

ARTISON INVESTMENTS, LTD.
(A Development Stage Company)
Notes to Financial Statements
April 30, 2010

NOTE 1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Impairment of Long-Lived Assets
The Company continually monitors events and changes in circumstances that could indicate carrying amounts of long-lived assets may not be recoverable. When such events or changes in circumstances are present, the Company assesses the recoverability of long-lived assets by determining whether the carrying value of such assets will be recovered through undiscounted expected future cash flows. If the total of the future cash flows is less than the carrying amount of those assets, the Company recognizes an impairment loss based on the excess of the carrying amount over the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or the fair value less costs to sell.

Accounting Basis
The basis is accounting principles generally accepted in the United States of America.  The Company has adopted an April 30 fiscal year end.

Stock-based Compensation.
The Company accounts for equity instruments issued in exchange for the receipt of goods or services from other than employees at the estimated fair market value of the consideration received or the estimated fair value of the equity instruments issued, whichever is more reliably measurable.  The value of equity instruments issued for consideration other than employee services is determined on the earlier of a performance commitment or completion of performance by the provider of goods or services as defined.

Revenue Recognition
The Company recognizes revenue when products are fully delivered or services have been provided and collection is reasonably assured.

Recent Accounting Pronouncements
In January 2010, the FASB issued Accounting Standards Update 2010-02, Consolidation (Topic 810):  Accounting and Reporting for Decreases in Ownership of a Subsidiary. This amendment to Topic 810 clarifies, but does not change, the scope of current US GAAP. It clarifies the decrease in ownership provisions of Subtopic 810-10 and removes the potential conflict between guidance in that Subtopic and asset derecognition and gain or loss recognition guidance that may exist in other US GAAP. An entity will be required to follow the amended guidance beginning in the period that it first adopts FAS 160 (now included in Subtopic 810-10). For those entities that have already adopted FAS 160, the amendments are effective at the beginning of the first interim or annual reporting period ending on or after December 15, 2009. The amendments should be applied retrospectively to the first period that an entity adopted FAS 160. The Company does not expect the provisions of ASU 2010-02 to have a material effect on the financial position, results of operations or cash flows of the Company.

ARTISON INVESTMENTS, LTD.
(A Development Stage Company)
Notes to Financial Statements
April 30, 2010

NOTE 1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

In January 2010, the FASB issued Accounting Standards Update 2010-01, Equity (Topic 505):  Accounting for Distributions to Shareholders with Components of Stock and Cash (A Consensus of the FASB Emerging Issues Task Force). This amendment to Topic 505 clarifies the stock portion of a distribution to shareholders that allows them to elect to receive cash or stock with a limit on the amount of cash that will be distributed is not a stock dividend for purposes of applying Topics 505 and 260.  Effective for interim and annual periods ending on or after December 15, 2009, and would be applied on a retrospective basis. The Company does not expect the provisions of ASU 2010-01 to have a material effect on the financial position, results of operations or cash flows of the Company.

In January 2010, the FASB issued an amendment to ASC 820, Fair Value Measurements and Disclosure, to require reporting entities to separately disclose the amounts and business rationale for significant transfers in and out of Level 1 and Level 2 fair value measurements and separately present information regarding purchase, sale, issuance, and settlement of Level 3 fair value measures on a gross basis. This standard, for which the Company is currently assessing the impact, is effective for interim and annual reporting periods beginning after December 15, 2009 with the exception of disclosures regarding the purchase, sale, issuance, and settlement of Level 3 fair value measures which are effective for fiscal years beginning after December 15, 2010. The adoption of this standard is not expected to have a significant impact on the Company’s financial statements.

In October 2009, FASB issued an amendment to the accounting standards related to the accounting for revenue in arrangements with multiple deliverables including how the arrangement consideration is allocated among delivered and undelivered items of the arrangement. Among the amendments, this standard eliminated the use of the residual method for allocating arrangement considerations and requires an entity to allocate the overall consideration to each deliverable based on an estimated selling price of each individual deliverable in the arrangement in the absence of having vendor-specific objective evidence or other third party evidence of fair value of the undelivered items. This standard also provides further guidance on how to determine a separate unit of accounting in a multiple-deliverable revenue arrangement and expands the disclosure requirements about the judgments made in applying the estimated selling price method and how those judgments affect the timing or amount of revenue recognition. This standard, for which the Company is currently assessing the impact, will become effective on January 1, 2011.

In October 2009, the FASB issued an amendment to the accounting standards related to certain revenue arrangements that include software elements. This standard clarifies the existing accounting guidance such that tangible products that contain both software and non-software components that function together to deliver the product’s essential functionality, shall be excluded from the scope of the software revenue recognition accounting standards. Accordingly, sales of these products may fall within the scope of other revenue recognition standards or may now be within the scope of this standard and may require an allocation of the arrangement consideration for each element of the arrangement. This standard, for which the Company is currently assessing the impact, will become effective on January 1, 2011.

The Company has implemented all new accounting pronouncements that are in effect. These pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations

ARTISON INVESTMENTS, LTD.
(A Development Stage Company)
Notes to Financial Statements
April 30, 2010

NOTE 2.  GOING CONCERN

The accompanying financial statements have been prepared in conformity with generally accepted accounting principle, which contemplate continuation of the Company as a going concern.  However, the Company has accumulated deficit of $2,200 as of April 30, 2010.  The Company currently has limited liquidity, and has not completed its efforts to establish a stabilized source of revenues sufficient to cover operating costs over an extended period of time.

Management anticipates that the Company will be dependent, for the near future, on additional investment capital to fund operating expenses The Company intends to position itself so that it may be able to raise additional funds through the capital markets. In light of management’s efforts, there are no assurances that the Company will be successful in this or any of its endeavors or become financially viable and continue as a going concern.

NOTE 3.  CAPITAL STOCK

The Company is authorized to issue 70,000,000 shares of common stock, par value $0.001. At April 30, 2010 the Company had 8,500,000 common shares issued and outstanding.  These common shares were issued to the founder of the Company.

 The Company is authorized to issue 5,000,000 preferred shares, par value, and $0.001. At the balance sheet date no preferred stock was issued and outstanding.

An unrelated individual contributed $2,000 as a payment for accounting services. The amount is shown as contributed capital.

NOTE 4.  SUBSEQUENT EVENTS

The Company management reviewed all material events through the date of this report and determined that there are no other material subsequent events to report.

PART II: INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13 - OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the approximate costs and expenses payable by AIL in connection with the sale of the common stock being registered. AIL has agreed to pay all costs and expenses in connection with this offering of common stock.  The estimated expenses of issuance and distribution, assuming the maximum proceeds are raised, are set forth below.

Legal and Professional Fees	$3,500
Accounting Fees	$3,500
Escrow Fees	$1,000
Filing Fees – State and Federal	$500

Total	$10,000

ITEM 14 - INDEMNIFICATION OF DIRECTORS AND OFFICERS

Artison Investments, Ltd.’s Articles of Incorporation and Bylaws provide for the indemnification of a present or former director or officer. AIL indemnifies any director, officer, employee or agent who is successful on the merits or otherwise in defense on any action or suit.  Such indemnification shall include, but not necessarily be limited to, expenses, including attorney's fees actually or reasonably incurred by him.  The Company will allow for discretionary indemnification for each person who serves as or at our request as an officer or director to the fullest extent of Nevada corporate law.  We may indemnify such individual against all costs, expenses and liabilities incurred in a threatened, pending or completed action, suit or proceeding brought because such individual is a director or officer.  Such individual must have conducted himself in good faith and reasonably believed that his conduct was in, or not opposed to, our best interests.  In a criminal action, he must not have had a reasonable cause to believe his conduct was unlawful.

ITEM 15 - RECENT SALES OF UNREGISTERED SECURITIES

Since inception, Artison Investments, Ltd. issued the following unregistered securities in private transactions without registering the securities under the Securities Act:

On or about February 18, 2010, Debopam Mukherjee, the sole officer and director of the Company, was issued 8,500,000 shares of common stock, par value $0.001 as founder’s shares,which issuance was exempt from the registration provisions of Section 5 of the Securities Act under Section 4(2) of such same said act.

At the time of the issuance, Debopam Mukherjee was in possession of all available material information about us, as he is the sole officer and director of the Company and our founder..  On the basis of these facts, Artison Investments, Ltd. claims that the issuance of stock to its founding shareholder qualifies for the exemption from registration contained in Section 4(2) of the Securities Act of 1933.  AIL believes that the exemption from registration for these sales under Section 4(2) was available because:

•	Mr. Mukherjee is an officer and director of AIL and thus had fair access to all material information about AIL before investing;
•	There was no general advertising or solicitation; and
•	The shares bear a restrictive transfer legend.

All shares issued to Debopam Mukherjee were at a par price per share of $0.001.  The price of the common stock issued to him was arbitrarily determined and bore no relationship to any objective criterion of value.  At the time of issuance, AIL was recently formed or in the process of being formed and possessed no assets.

ITEM 16 - EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

INDEX OF EXHIBITS

       Exhibit No.                                           Name/Identification of Exhibit

3                      Articles of Incorporation and Bylaws

a)	Articles of Incorporation filed on April 23, 2010
b)	Bylaws adopted on April 26, 2010

5                      Opinion on Legality

a)	Opinion of R.V. Brumbaugh, Esq.

14                      Code of Ethics

15.1                      Consent of Independent Auditor (Audit April 30, 2010)

23                      Consent of Experts

a)	Consent of R.V. Brumbaugh, Esq.
b)	Consent of Independent Auditor

99                      Additional Exhibits

a)	Escrow Agreement
b)	Subscription Agreement

ITEM 17 - UNDERTAKINGS

UNDERTAKINGS

The registrant hereby undertakes:

(1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Act");

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Act, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) To file a post-effective amendment to remove from registration any of the securities which remain unsold at the end of the offering.

(4) For determining liability under the Act, to any purchaser in the initial distribution of securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424 (230.424 of this chapter);

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(iv) Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

(5) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a Director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(6) For the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as a part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.

Provided, however, that no statement made in the registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto authorized in the Kolkata, INDIA on September 7, 2010.

Artison Investments, Ltd.
(Registrant)

By: /s/ Debopam Mukherjee
Debopam Mukherjee
President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Debopam Mukherjee	President and Director Chief Executive Officer	September 9, 2010
Debopam Mukherjee

/s/ Debopam Mukherjee	Secretary Chief Financial Officer	September 9, 2010
Debopam Mukherjee

/s/ Debopam Mukherjee	Treasurer Chief Accounting Officer	September 9, 2010
Debopam Mukherjee